Exhibit 99.2

OPKO HEALTH, INC.

(the “Company”)

September 10, 2013

Israel Securities Authority	Tel Aviv Stock Exchange Ltd.
22 Kanfei Nesharim st.	54 Ahad Ha’Am st.
Jerusalem 95464	Tel Aviv 65202

RE: ISSUANCE OF SECURITIES IN THE COMPANY TO HOLDERS OF

SECURITIES IN PROLOR BIOTECH, INC. (hereinafter: “PROLOR”)

Further to OPKO Health, Inc.’s (the “Company”) immediate reports dated August 29 and September 1, 2013 (Ref: 2013-02-132720 and 2013-02-133389 respectively), the actual allocation of OPKO common stock to PROLOR shareholders in exchange for their PROLOR common stock shall be carried out after the completion of the process which is in progress, inter alia, vis-a-vis the U.S. clearing system (DTC) and the Company’s U.S. Transfer Agent.

Attached hereto to this immediate report and marked as Appendix A, are the relevant portions of the tax pre-ruling, received from the Israeli tax authority in connection with the merger of PROLOR with the Company, in relation to the public shareholders who held PROLOR common stock prior to the merger, and are not controlling shareholders of PROLOR (hereinafter the “Approval” and “PROLOR Public Shareholders”, respectively).

It should be noted that the actions required by PROLOR Public Shareholders to be carried out in order to enable the allocation to them of the Company’s common stock in exchange for PROLOR common stock, are specified in the Approval. Within the next few days, documentation in accordance with the Approval, which contains precise instructions regarding the procedures for the share exchange, are expected to be dispatched to the Company’s shareholders.

OPKO Health Inc.

TRANSLATION FROM HEBREW

Israel Tax Authority

Senior Director For Professional Affairs

Mergers and Divisions Department

August 29, 2013

Gornitzky & Co. - Attorneys

45 Rothschild St.

Tel Aviv

Dear Sirs,

Re: Swapping Prolor Shares and Rights with Opko Shares and Rights

(Reference: your letter dated July 9, 2013)

1.	The facts, as provided to us by you:

1.1.	Prolor Biotech Inc. (the “Company” or “Prolor”) is a public company incorporated under the laws of the State of Nevada, USA. Prolor was incorporated on August 21, 2003 and as from before the end of the first quarter of 2007 its shares are traded in USA “over the counter”. On March 29, 2010 its shares were registered for trading on the New York Stock Exchange (NYSE Amex) under the symbol “PBTH” (the “USA Stock Exchange”), and commencing from May 2010 Prolor’s shares were also listed for trading on the Tel Aviv Stock Exchange Ltd. (the “Tel Aviv Stock Exchange”). Prolor owns all rights (indirectly) in Prolor Biotech Ltd., P.C. 513105205, a private Israeli company engaged in research and development in the field of proteins (“Prolor Israel”).

1.2.	As of April 25, 2013, Prolor’s issued and outstanding share capital, consists of 63,680,118 shares par value of $0.00001, while the major shareholder of Prolor (and the only one who has control as defined in Section 3(i) of the Income Tax Ordinance (New Version), 5721-1961 (the “Ordinance”)) is Dr. Phillip Frost, a U.S. resident who holds through Frost Gamma Investment Trust, in which Dr. Phillip Frost is the sole beneficiary (hereinafter: “Frost” and “Frost Trust” respectively), and through a nonprofit company which he fully controls (100%) (the “Frost Company”), 12,669,121 shares of Prolor constituting approximately 20% of the issued capital of Prolor and 622,000 options.

The remaining rights in Prolor are held as follows:

1.2.4	The remaining 49,107,169 shares are held by shareholders from the public all of whom are not controlling shareholders as defined in Section 3(i) of the Ordinance and purchased their shares after the Company registered its shares for trading on the Tel Aviv Stock Exchange “over the counter”, before the end of the first quarter of 2007. These shareholders are Israeli residents and/or foreign residents who hold their shares directly through the Paying Trustee as defined below or through Israeli or foreign members of the Tel Aviv Stock Exchange. Such shareholders shall be referred herein as the “Public Shareholders”.

1.3.	All the rights holders specified in Section 1.2 above shall be hereinafter referred to collectively as the “Prolor Rights Holders”.

1.5.	Scrutiny of the share trading data of Prolor’s share (as published on the Tel Aviv Stock Exchange’s website), shows that the total trading volume of Prolor’s shares (both on the Tel Aviv Stock Exchange and on NYSE Amex) after deduction of interested party transactions over a period of two years, from June 1, 2011 until June 1, 2013, is approximately 71,725,543 shares, so that the average daily trading volume of Prolor’s shares on the Tel Aviv Stock Exchange over such two year period is approximately 144,608 shares per day. Given the number of Prolor shares not held by Prolor itself (the “Traded Shares”), then on average, the total number of shares traded on the Tel Aviv Stock Exchange is sold approximately every 440 days.

1.6.	Opko is a public company, resident of the USA, incorporated in 1991. Its securities are traded on the New York Stock Exchange (NYSE) under the symbol “OPK”.

1.7.	Opko is a bio-pharma company, engaged in finding solutions for diagnosis, treatment and prevention of various medical conditions, including tests of molecular diagnostic, POCT (point of care testing), medications and vaccines. OPKO is mainly active in the U.S. with its related entities operating in Europe, South America, Canada and Israel.

1.8.	Opko’s issued and outstanding share capital, to date, consists of 336,737,265 shares par value of $0.01, while the major shareholder of Opko is the Frost Trust. In addition, Frost is the CEO and the chairman of the board of Opko. As of April 22, 2012, the Frost Trust owns directly and indirectly through Frost Group LLC which it controls, an amount of about 41.7% of Opko’s issued and outstanding share capital. The remainder of shareholders are members of the public.

1.9.	Prolor and Opko shall be collectively referred to hereinafter as the “Companies”.

The Roadmap for the Structural Change:

1.10.	Opko intends to acquire all of the rights in the Company by way of a share swap. According to the transaction, Opko (the “Acquiring Company”) will acquire all the rights in Prolor (the “Transferred Company”) held by Prolor Rights Holders, in exchange for rights issued to them in the Acquiring Company and without any further consideration (hereinafter: the “Share Swap Transaction” or the “Share Swap”), all as set forth below:

1.10.1	Prolor shareholders (including the RS Shareholders and the option holders who chose to exercise the options held by them prior to the date of the merger) will receive in exchange for their Prolor shares, Opko shares (at a conversion ratio of 1: 0.9951) (the “Conversion Ratio”).

1.10.4	The actual Share Swap will be carried out by an Exchange Agent American Stock Trust & Transfer Company (the “Paying Trustee” and together with the “102 Trustee” will be referred as the “Tax Trustee”). On the date of the Closing, Opko will make available to the Paying Trustee the shares which will be issued to the shareholders of Prolor,

1.10.5	After the Closing, the Paying Trustee shall send a notice to all shareholders of Prolor, according to which the shareholders will be requested to deliver to the Paying Trustee the Prolor shares owned by them as well as any other document which may be required for the performance of the Share Swap (the “Documents”).

1.11.	Prolor intends to request that among the Documents, the shareholders will provide a statement with respect to their residency for tax purposes, whether they are individuals or corporate entities, and a document from the entity through which their shares were held indicating the date and price at which they purchased the shares (the “Statements”). Note that as part of the Documents, the parties intend to request that Prolor shareholders designate a bank account to which they wish to transfer the Opko shares.

1.12.	Upon receipt of the aforementioned Documents and Statements, the Paying Trustee will transfer to Prolor’s shareholders the Opko shares to which they are entitled pursuant to the Merger Agreement, all subject to the taxation arrangement contained in this tax ruling.

1.13.	According to the Merger Agreement, one year after the date of the Share Swap, the Paying Trustee will transfer to Opko the shares in respect of which it has not yet received such Documents and Statements (the “Remaining Shares”).

2.	The Request:

2.1.	The Acquiring Company is requesting an exemption from withholding tax at source upon transfer of the consideration in the Share Swap Transaction to the Paying Trustee or the 102 Trustee, as applicable.

2.4.	To determine the arrangement of withholding tax at source by the Paying Trustee in respect to the consideration transferred to Public Shareholders, as a result of the execution of the Share Swap Transaction.

2.5.	To confirm that for the interested public holding its shares in an Israeli financial institution and taxable in Israel under the Share Swap Transaction, the share transfer to the Acquiring Company will be considered as a sale not at the time of the swap with respect to part E of the Ordinance, but at the actual time of sale of the shares that are issued in the Share Swap, subject to compliance with the provisions of this tax ruling.

3.	The Tax Ruling and its Conditions

3.1.	Any term in this tax ruling shall have the meaning and definition provided in part B of the Ordinance, unless specifically stated otherwise.

3.2.	I hereby confirm that the date of the Share Swap shall be the date of the actual Share Swap (the “Swap Date”).

Regarding the Exemption from Withholding Tax at Source in the Transfer to the Tax Trustee and the Liability of the Trustees

3.3.	I hereby confirm that the Acquiring Company will be exempt from withholding tax at source due to the transfer of the full amount of consideration in the Share Swap Transaction to the Tax Trustee, as applicable, subject to compliance with the provisions of this tax ruling. It is emphasized that the exemption from withholding tax at source is subject to full transfer of the consideration to the trustees.

Arrangement of Tax Withholding at Source regarding Public Shareholders

3.22.	It shall be noted that the tax withholding at source for Public Shareholders on the date of the transfer of the issued shares by the Tax Trustee to the shareholders, shall be in accordance with the provisions of the Ordinance and the rates specified in the Income Tax Regulations (Deduction from consideration, payment or capital gain from securities sale, from the sale of a trust fund unit or from a future transaction), 5763—2002 (the “Regulations for Deduction from Capital Gains”), and subject to the provisions of this tax ruling.

3.23.	It is agreed that only for the purposes of withholding tax at source by the Tax Trustee, the provisions of Section 104h of the Ordinance shall be considered as applied to the swapped shares and the consideration from the sale of the Company shares will be calculated according to the exchange rate of the Company share on the date of the transfer of shares from the Tax Trustee to the Public Shareholder or to Opko as stated in Section 1.13 above, as applicable.

3.24.	The transfer of consideration for the shares of the Public Shareholders to the Paying Trustee will be exempt from withholding tax at source. Withholding tax at source shall be in accordance with this tax ruling, at the date of transfer of the consideration by the Paying Trustee, directly or indirectly, to the Public Shareholders of the Company or to Opko. Note that the transfer of that part of the consideration attributable to Public Shareholders, whose shares are listed and traded on the Tel Aviv Stock Exchange from the Paying Trustee to members of the Tel Aviv Stock Exchange and/or to Israeli financial institution, will be exempt from withholding tax at source. The Regulations for the Deduction from Capital Gains and the provisions of Section 3.26 below shall apply to such Israeli financial institution.

3.25.	Withholding of tax at source on the date of the payment of the consideration shall be as follows:

3.25.1	The consideration paid for the shares listed on the Stock Exchange in the USA in the name of stock exchange members in Israel and/or Israeli financial institutions (the “Israeli Financial Institutions”) will be exempt from withholding tax at source. Accordingly, the Paying Trustee shall transfer the said consideration in full to foreign brokers for Tel Aviv Stock Exchange members, together with a notice stating that the consideration is gross, and withholding tax was not deducted from it at source. This section shall also apply with respect to a shareholder requesting that the shares transferred to him by the Paying Trustee shall be deposited to an account in an Israeli Financial Institution. Identification will be carried out by a statement that shall be transferred by Israeli Financial Institutions to foreign brokers, and shall state that the Israeli Financial Institution is holding the shares of the Company for the shareholders of the Company. Israeli Financial Institutions will be responsible for withholding tax at source in accordance with the Ordinance, the rates specified in the Regulations of Deduction from Capital Gain and the provisions of Section 3.26 below. It is clarified that the Tax Trustee will also be exempted from withholding tax at source in respect of shares held by Israeli Financial Institutions (through foreign brokers), and which are held through the DTC (Deposit and Trust Company) the American depository company, in the name of the foreign brokers. Israeli Financial Institutions will be responsible for withholding tax at source in accordance with the Ordinance and rates specified in the Regulations for Deduction from Capital Gains.

3.25.2	The consideration paid for the shares listed on the Stock Exchange in the USA in the name of the shareholders and/or foreign brokers will be exempt from withholding tax at source and the Paying Trustee shall transfer the said part of the consideration in full to the shareholders and/or foreign financial institution with a notice stating that the consideration is gross, and tax at source was not deducted from it, provided that at least one of the following conditions is met regarding each of the shares of the Company held by Public Shareholder or with respect to part of the shares of the Company held by him in which case the exemption from withholding tax at source shall apply to the part of shares as to which the notice was delivered:

3.25.3	From the consideration paid to the remaining shareholders who do not meet the conditions specified in Section 3.25.1 above or Section 3.25.2 above, tax at source will be withheld by the Tax Trustee from the consideration in U.S. dollars at the rate specified in the regulations governing withholding at source, unless a certificate by the Israel Tax Authority is issued determining another tax deduction rate or an exemption from withholding tax at source. Thus, to the extent that a certificate ordering exemption from withholding tax at source is not be issued, the Tax Trustee shall transfer the part of such consideration net of tax to foreign financial institutions or to the shareholders, as applicable, with a notice stating that the consideration is net, after deduction of tax at source.

3.26.	It is agreed, that notwithstanding the provisions of Sections 3.24 and 3.25.1 above, for Public Shareholders holding their shares through an Israeli Financial Institution or wishing to transfer the shares from the Paying Trustee directly to an Israeli Financial Institution (the “Interested Public”), the Share Swap in the Share Swap Transaction shall not be deemed, at the time of swap, as a sale for the purposes of part E of the Ordinance and the provisions of Section 104h of the Ordinance shall apply mutatis mutandis as described below:

3.26.1	It is agreed, taking into account your declaration as specified in Section 1.5, the Interested Public shall be considered as those who sold their issued shares prior to the “date of end of the deferral period” as defined in Section 104h of the Ordinance. Therefore, the day of sale will be considered for the purposes of Section 104h of the Ordinance as the day when the issued shares were actually sold, and for this purpose provisions relating to the “date of the end of the deferral period” shall not apply after 24 months or 48 months from the date of the Share Swap, as applicable.

3.26.2	In accordance with Section 3.26.1 above, the imposition of tax held by the Interested Public, the calculation of profit or loss and calculation of tax derived thereof, held by the Interested Public, will be exercised only at the time of the initial sale of issued shares. Note that if an Interested Public shareholder requests an Israeli Financial Institution to consider the Share Swap as a taxable event, the consideration for the sale of shares of the Company will be calculated by the Israeli Financial Institution for purposes of withholding tax at source in accordance with the average closing exchange rates of share of the Company, during the three trading days preceding the date of the Closing.

3.26.3	Withholding tax at source on the initial sale of the issued shares shall be conducted in accordance with the Regulations for Deduction from Capital Gains by the Israeli Financial Institution.

3.26.4	For the calculation of profit gained by the Interested Public by the first sale of the issued shares, the original price of issued shares will be considered as the original price of the swapped transferred shares. The day of acquisition of issued shares shall be the day of acquisition of the swapped transferred shares.